UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2023

FREQUENCY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39062	47-2324450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Hayden Avenue, Suite 300

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 315-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FREQ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 14, 2023, Frequency Therapeutics, Inc. (“Frequency” or the “Company”), Frequency Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Korro Bio, Inc., a Delaware corporation (“Korro Bio”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Korro Bio, with Korro Bio continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”).

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, (i) immediately prior to the effective time of the Merger (the “Effective Time”), all Korro Bio preferred stock will be converted into Korro Bio common stock pursuant to the organizational documents of Korro Bio (the “Korro Bio Preferred Stock Conversion”), and (ii) at the Effective Time, (a) each outstanding share of Korro Bio common stock (excluding the Korro Bio common stock issued in the Concurrent Financing, as described below) will be converted into the right to receive a number of shares of the Company’s common stock (“Company Common Stock”), (b) each outstanding Korro Bio stock option and warrant that has not previously been exercised prior to the closing of the Merger will be assumed by the Company and become an option or warrant, as applicable, to purchase a number of shares of Company Common Stock and (c) the Korro Bio common stock issued in the Concurrent Financing will be converted into the right to receive a number of shares of the Company’s Common Stock.

The shares of Company Common Stock that will be issued to stockholders of Korro Bio will be calculated using a formula in the Merger Agreement based on the equity value of each of Korro Bio and the Company. Korro Bio has been ascribed an aggregate equity value of approximately $325.6 million and the Company’s equity value will be determined based on the value of net cash of the Company at closing of the Merger.

Concurrent Financing

Pursuant to the Merger Agreement, immediately prior to the Effective Time, Korro Bio will consummate a financing through the sale of its common stock for aggregate gross proceeds of at least $100 million based on the same aggregate equity value of Korro Bio used in the Merger (the “Concurrent Financing”). On July 14, 2023, Korro Bio entered into subscription agreements with certain accredited investors for the Concurrent Financing with expected gross proceeds to Korro Bio of approximately $117 million.

Conditions to the Merger

The closing of the Merger is subject to the satisfaction or, to the extent permitted by law, the waiver of certain conditions including, among other things, (i) the required approvals by each respective party’s stockholders, (ii) the accuracy of the respective representations and warranties of each party, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, (iv) no law or order preventing the Merger and the other transactions contemplated by the Merger Agreement, (v) the continuous listing of the existing shares of Company Common Stock on The Nasdaq Stock Market (“Nasdaq”) through the closing date of the Merger, (vi) the shares of Company Common Stock to be issued in the Merger being approved for listing (subject to official notice of issuance) on Nasdaq, (vii) the Concurrent Financing results in cash proceeds of not less than $100,000,000 to Korro Bio, (viii) the Registration Statement (as defined below) having become effective in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and not being subject to any stop order or proceeding seeking a stop order, and (ix) the Korro Bio Preferred Stock Conversion will have been effected as of the closing date of the Merger.

Governance

At the Effective Time, the Board of Directors of the combined company is expected to consist of seven members, one of whom will be designated by the Company, four of whom will be designated by Korro Bio, and two of whom will be independent members.

Certain Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants made by the Company and Korro Bio, including covenants relating to obtaining the requisite approvals of the stockholders of the Company and Korro Bio, indemnification of directors and officers, and the Company’s and Korro Bio’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger.

In connection with the Merger, the Company will prepare and file a combined registration statement on Form S-4 registering the Company Common Stock to be issued to Korro Bio’s stockholders in the Merger, other than the shares issued in the Concurrent Financing (the “Registration Statement”), and proxy statement with respect to the meeting of the Company’s stockholders (the “Proxy Statement”) at which, among other things, the Company has agreed to seek the approval of the Company’s stockholders with respect to certain actions, including (i) the issuance of Company Common Stock to the Korro Bio stockholders in connection with the Merger and the other transactions contemplated under the Merger Agreement, pursuant to the Merger Agreement and Nasdaq rules, and (ii) the amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Company Common Stock and to effect a reverse stock split of all outstanding shares of Company Common Stock (collectively, the “Company Stockholder Matters”).

The Merger Agreement contains certain customary termination rights, including, among others, (i) the mutual written consent of the parties, (ii) the right of either party to terminate the Merger Agreement if the Company’s stockholders fail to approve the issuance of Company Common Stock in the Merger and the Company Stockholder Matters, (iii) the right of the Company to terminate the Merger Agreement if Korro Bio does not deliver its required stockholder vote within five business days after the Registration Statement becomes effective, (iv) the right of either party to terminate the Merger Agreement if the other party’s board of directors changes or withdraws its recommendation in favor of the transactions contemplated under the Merger Agreement, (v) the right of either party to terminate the Merger Agreement if the Merger has not occurred by November 14, 2023, subject to a possible extension, (vi) the right of either party to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions not being satisfied, subject to certain conditions, and (vii) the right of either party to terminate the Merger Agreement if a court of competent jurisdiction or other governmental body issues a final and non-appealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and the other transactions contemplated by the Merger Agreement.

The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Korro Bio may be required to pay the Company a termination fee of $4,000,000, or the Company may be required to pay Korro Bio a termination fee of $1,500,000.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K (this “Current Report”) in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Korro Bio or their respective affiliates or to modify or supplement any factual disclosures about the Company, Korro Bio or their respective affiliates in public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of the Company and Korro Bio that were made solely for the purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties thereto, and which may be subject to important qualifications and limitations agreed to by the Company and Korro Bio in connection with the negotiated terms of the Merger Agreement. Moreover, such representations and warranties may not be accurate or complete as of any specified date, have been modified or qualified by certain disclosures between the parties made in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself, and may apply contractual standards of materiality in a way that is different from that which may be viewed as material by the Company’s stockholders, Korro Bio’s stockholders or other security holders. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and were not intended, and should not be relied upon, as statements of fact. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Korro Bio’s public disclosures.

Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain executive officers, directors and stockholders (together with their affiliates) of Korro Bio (solely in their respective capacities as Korro Bio stockholders) who beneficially own an aggregate of approximately 98% of the outstanding Korro Bio common stock and Korro Bio preferred stock (the “Korro Bio Capital Stock”) as of June 30, 2023, and certain investors on the Concurrent Financing, have entered into support agreements with the Company to vote all of their shares of Korro Bio Capital Stock in favor of adoption of the Merger Agreement (the “Korro Bio Support Agreements”), pursuant to which such individuals have agreed, among other things, to vote their respective shares of Korro Bio Capital Stock in favor of the adoption of the Merger Agreement and approval of the Merger, and against any competing acquisition proposal and against any agreement or transaction that would reasonably be expected to impede, interfere with, delay, postpone, discourage or materially and adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

The foregoing description of the Korro Bio Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Korro Bio Support Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Concurrently with the execution and delivery of the Merger Agreement, certain executive officers and directors of the Company (solely in their respective capacities as the Company stockholders) who beneficially own an aggregate of approximately 11.7% of the outstanding Company Common Stock as of June 30, 2023 have entered into support agreements with Korro Bio to vote all of their shares of Company Common Stock in favor of approval of the Merger Agreement (the “Company Support Agreements”), pursuant to which such individuals have agreed, among other things, to vote their respective shares of Company Common Stock in favor of the issuance of Company Common Stock in the Merger and the other transactions contemplated by the Merger Agreement, against any competing acquisition proposal, and against any agreement or transaction that would reasonably be expected to materially impede, interfere with, delay, postpone, discourage or materially and adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

The foregoing description of the Company Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Company Support Agreement, which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Lock-Up Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain officers and directors of the Company holding approximately 11.7% of the outstanding Company Common Stock as of June 30, 2023 and certain officers, directors and stockholders of Korro Bio holding approximately 98% of the Korro Bio Capital Stock as of June 30, 2023, and certain investors in the Concurrent Financing, have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they accepted certain restrictions on transfers of shares of Company Common Stock for the 180-day period following the closing of the Merger, subject to certain customary exceptions.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Lock-Up Agreements, which are filed herewith as Exhibit 10.3 and Exhibit 10.4 and are incorporated by reference herein.

Contingent Value Rights Agreement

At the Effective Time, if the MS Asset Disposition (as defined below) has not been completed or if additional consideration may be payable for the MS Assets (as defined below) after closing of the Merger, the Company and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a national banking association, as rights agent (collectively, as the initial “Rights Agent”), will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), pursuant to which the Company’s common stockholders of record as of the close of business on the last business day prior to the day on which the Effective Time occurs will receive one contingent value right (each, a “CVR”) for each outstanding share of Company Common Stock held by such stockholder on such date.

Each CVR will represent the contractual right to receive payments from the Company upon the actual receipt by the Company or its subsidiaries of certain contingent proceeds derived from any cash consideration that is paid to the Company or its subsidiaries as a result of the sale, transfer, license, assignment or other divestiture, disposition or commercialization of any of the Company’s assets, rights and interests relating to the Company’s multiple sclerosis remyelination program (the “MS Assets” and such disposition, a “MS Asset Disposition”), net of certain tax, transaction costs and certain other expenses.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. There can be no assurance that any holders of CVRs will receive payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the Securities and Exchange Commission (the “SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing summary of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR Agreement, which is filed herewith as Exhibit 10.5 and is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 1.01 and in Item 5.02 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed under the section titled “Governance” under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Exhibit Description

2.1^	Agreement and Plan of Merger, dated July 14, 2023, by and among Frequency Therapeutics, Inc., Frequency Merger Sub, Inc., and Korro Bio, Inc.

10.1	Form of Support Agreement by and between Frequency Therapeutics, Inc. and certain stockholders of Korro Bio, Inc.

10.2	Form of Support Agreement by and between Korro Bio, Inc. and certain stockholders of Frequency Therapeutics, Inc.

10.3	Form of Lock-Up Agreement by and between Korro Bio, Inc. and directors, officers and certain stockholders of Korro Bio, Inc.

10.4	Form of Lock-Up Agreement by and between Korro Bio, Inc. and directors and officers of Frequency Therapeutics, Inc.

10.5	Form of CVR Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^

Registrant has omitted schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

Important Information about the Merger and Where to Find It

This Current Report relates to a proposed transaction between Frequency and Korro Bio. In connection with the proposed transaction, Frequency intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Frequency and that will constitute a prospectus with respect to shares of Frequency’s common stock to be issued in the proposed transaction (the “Proxy Statement/Prospectus”). Frequency may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement/Prospectus or any other document which Frequency may file with the SEC. INVESTORS, KORRO BIO STOCKHOLDERS AND FREQUENCY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED BY FREQUENCY WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, Korro Bio stockholders and Frequency stockholders will also be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents containing important information about Frequency, Korro Bio and the proposed transaction that are or will be filed with the SEC by Frequency through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Frequency will also be available free of charge on Frequency’s website at https://frequencytx.gcs-web.com/sec-filings or by contacting Frequency’s investor relations department by email at investorrelations@frequencytx.com.

No Offer or Solicitation

This Current Report is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Frequency and certain of its directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of Frequency stockholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Frequency’s stockholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus on Form S-4 for the proposed transaction, which is expected to be filed with the SEC by Frequency. Investors and security holders of Korro Bio and Frequency are urged to read the Proxy Statement/Prospectus and other relevant documents that will be filed with the SEC by Frequency carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus and other documents containing important information about Korro Bio and Frequency through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Frequency can be obtained free of charge by directing a written request to Frequency Therapeutics, Inc., 75 Hayden Avenue, Suite 300 Lexington, MA 02421.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the Merger and the conversion of equity interests contemplated by the Merger Agreement, the issuance of Frequency common stock, the Concurrent Financing, the composition of the Board of Directors of the combined company, the expected filing of the proxy statement/prospectus by Frequency, the expected entry into the CVR Agreement and the contingent payments contemplated by the CVR Agreement. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Frequency and Korro Bio to consummate the proposed transaction; (iii) the ability of Frequency and Korro Bio to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against Frequency, Korro Bio or their respective directors; (vi) possible disruptions from the proposed transaction that could harm Frequency’s and/or Korro Bio’s respective businesses; (vii) the ability of Frequency and Korro Bio to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Frequency’s or Korro Bio’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact Frequency’s or Korro Bio’s ability to pursue certain business opportunities or strategic transactions; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; and (xiii) such other factors as are set forth in Frequency’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Frequency’s Form 10-Q for the fiscal year ended March 31, 2023. Frequency can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, Frequency undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY THERAPEUTICS, INC.

Date: July 14, 2023	By:	/s/ David L. Lucchino
	Name:	David L. Lucchino
	Title:	President and Chief Executive Officer